Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

April 26, 2012

HELMERICH & PAYNE, INC. ANNOUNCES SECOND QUARTER EARNINGS

Helmerich & Payne, Inc. (NYSE: HP) reported income from continuing operations of $129,763,000 ($1.18 per diluted share) from operating revenues of $769,982,000 for its second fiscal quarter ended March 31, 2012, compared to income from continuing operations of $98,961,000 ($0.91 per diluted share) from operating revenues of $604,406,000 during last year’s second fiscal quarter ended March 31, 2011.  Included in this year’s and last year’s second fiscal quarter income from continuing operations were $0.05 and $0.02 per share, respectively, of after-tax gains related to the sale of used drilling equipment.  Net income for the second fiscal quarter of 2012 was $129,719,000 ($1.18 per diluted share), compared to net income of $98,790,000 ($0.91 per diluted share) during last year’s second fiscal quarter.

For the six months ended March 31, 2012, the Company reported income from continuing operations of $274,060,000 ($2.51 per diluted share) from operating revenues of $1,502,570,000 compared with income from continuing operations of $203,326,000 ($1.87 per diluted share) from operating revenues of $1,199,048,000 during the six months ended March 31, 2011.  Included in income from continuing operations for the first six months of fiscal 2012 and 2011 were approximately $0.07 and $0.04 per share, respectively, of gains from the sale of used drilling equipment.  Net income for the first six months of fiscal 2012 was $274,005,000 ($2.51 per diluted share), compared to net income of $202,940,000 ($1.87 per diluted share) during the first six months of fiscal 2011.

Segment operating income for U.S. land operations was $209,959,000 for the second fiscal quarter of 2012, compared with $164,289,000 for last year’s second fiscal quarter and $224,706,000 for this year’s first fiscal quarter.  The sequential decline in segment operating income was mainly attributable to an increase in operating expenses, even though the segment’s rig activity level and average rig revenue per day continued to improve during the second fiscal quarter of 2012.  Quarterly revenue days for the segment sequentially increased by approximately two percent to 21,444 revenue days during the second fiscal quarter of 2012.  The corresponding average rig revenue per day also sequentially increased by $764 to $27,625 during the second fiscal quarter of 2012.  Nonetheless, the increase in average rig revenue per day was more than offset by a $1,534 increase in average rig expense per day, generating a sequential decline of $770 in average rig margin per day, from $14,569 during this year’s first fiscal quarter to $13,799 during this year’s second fiscal quarter.  Rig utilization for the Company’s U.S. land segment was 91% for this year’s second fiscal quarter, compared with 85% for last year’s second fiscal quarter and 91% for this year’s first fiscal quarter.  At March 31,

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News Release

April 26, 2012

2012, the Company’s U.S. land segment had 241 contracted rigs (including 159 under term contracts) and 25 idle rigs.

Chairman and CEO Hans Helmerich commented, “The U.S. land market transition towards oil and liquids-rich-gas directed drilling continues, along with a clear trend towards more complex well designs and higher performance rig requirements.  Our FlexRigs®*, combined with our premium service offering, are well positioned to make the transition.  We are fortunate to have a customer roster with substantial multi-year drilling inventory that is capable of shifting targets and taking advantage of strong oil prices.  These customers are also continuing to strive for added drilling efficiencies and allowed us to add nine previously announced new builds to our order book during the quarter.  As we enter the second half of fiscal 2012, we continue to deliver four new rigs per month on time and on budget.”

Segment operating income for the Company’s offshore operations was $9,818,000 for the second fiscal quarter of 2012, compared with $11,476,000 for last year’s second fiscal quarter and $12,204,000 for this year’s first fiscal quarter.  The sequential decline in segment operating income was primarily a function of a reduced level of activity and a lower average rig margin per day.  The number of revenue days for this year’s second fiscal quarter sequentially declined by approximately ten percent, and the average rig margin per day for this year’s second fiscal quarter was $20,561 as compared to $22,171 for this year’s first fiscal quarter.

The Company’s international land operations segment reported a loss of $974,000 for this year’s second fiscal quarter, compared with operating income of $2,443,000 for last year’s second fiscal quarter and operating income of $7,939,000 for this year’s first fiscal quarter.  The sequential decline in segment operating income was mostly attributable to increased operating expenses during this year’s second fiscal quarter.  As a result, average rig margin per day decreased to $4,884 in the second fiscal quarter of 2012 from $9,015 in the first fiscal quarter of 2012.  Also as compared to this year’s first fiscal quarter, the number of revenue days for the second fiscal quarter increased by approximately two percent to 1,761.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of April 26, 2012, the Company’s existing fleet included 270 land rigs in the U.S., 26 international land rigs and nine offshore platform rigs.  In addition, the Company is scheduled to complete another 34 new H&P-designed and operated FlexRigs under long-term contracts with customers.  Upon completion of these commitments, the Company’s global fleet is expected to have a total of 330 land rigs, including 293 FlexRigs.

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above for at least one year.

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future

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April 26, 2012

financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5207

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News Release

April 26, 2012

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
CONSOLIDATED STATEMENTS OF	December 31	March 31		March 31
INCOME	2011	2012	2011	2012	2011

Operating Revenues:
Drilling — U.S. Land	$617,779	$658,804	$495,459	$1,276,583	$972,277
Drilling — Offshore	50,792	43,421	50,586	94,213	95,453
Drilling — International Land	60,735	64,088	54,684	124,823	123,638
Other	3,282	3,669	3,677	6,951	7,680
	732,588	769,982	604,406	1,502,570	1,199,048

Operating costs and expenses:
Operating costs, excluding depreciation	391,032	448,208	340,039	839,240	670,085
Depreciation	86,288	90,934	76,161	177,222	149,341
General and administrative	26,163	27,805	24,406	53,968	44,295
Research and development	3,249	3,830	3,640	7,079	7,110
Income from asset sales	(4,683)	(7,820)	(4,105)	(12,503)	(6,774)
	502,049	562,957	440,141	1,065,006	864,057

Operating income	230,539	207,025	164,265	437,564	334,991

Other income (expense):
Interest and dividend income	336	356	356	692	670
Interest expense	(2,461)	(2,421)	(5,513)	(4,882)	(9,964)
Other	21	(42)	232	(21)	398
	(2,104)	(2,107)	(4,925)	(4,211)	(8,896)

Income from continuing operations before income taxes	228,435	204,918	159,340	433,353	326,095
Income tax provision	84,138	75,155	60,379	159,293	122,769
Income from continuing operations	144,297	129,763	98,961	274,060	203,326

Loss from discontinued operations, before income taxes	(11)	(44)	(176)	(55)	(391)
Income tax provision	—	—	(5)	—	(5)
Loss from discontinued operations	(11)	(44)	(171)	(55)	(386)

NET INCOME	$144,286	$129,719	$98,790	$274,005	$202,940

Basic earnings per common share:
Income from continuing operations	$1.34	$1.20	$0.92	$2.54	$1.90
Loss from discontinued operations	$—	$—	$—	$—	$—

Net income	$1.34	$1.20	$0.92	$2.54	$1.90

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News Release

April 26, 2012

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
CONSOLIDATED STATEMENTS OF	December 31	March 31		March 31
INCOME	2011	2012	2011	2012	2011

Diluted earnings per common share:
Income from continuing operations	$1.32	$1.18	$0.91	$2.51	$1.87
Loss from discontinued operations	$—	$—	$—	$—	$—

Net income	$1.32	$1.18	$0.91	$2.51	$1.87

Weighted average shares outstanding:
Basic	107,186	107,385	106,515	107,285	106,270
Diluted	108,788	109,042	108,595	108,925	108,375

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April 26, 2012

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	March 31	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2012	2011

ASSETS
Cash and cash equivalents	$324,385	$364,246
Other current assets	667,413	584,538
Current assets of discontinued operations	7,562	7,529
Total current assets	999,360	956,313
Investments	444,365	347,924
Net property, plant, and equipment	3,975,239	3,677,070
Other assets	22,108	22,584
TOTAL ASSETS	$5,441,072	$5,003,891

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$380,526	$411,750
Current liabilities of discontinued operations	5,198	4,979
Total current liabilities	385,724	416,729
Non-current liabilities	1,215,888	1,079,565
Non-current liabilities of discontinued operations	2,364	2,550
Long-term notes payable	235,000	235,000
Total shareholders’ equity	3,602,096	3,270,047

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,441,072	$5,003,891

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April 26, 2012

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Six Months Ended March 31
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2012	2011

OPERATING ACTIVITIES:
Net income	$274,005	$202,940
Adjustment for loss from discontinued operations	55	386
Income from continuing operations	274,060	203,326
Depreciation	177,222	149,341
Changes in assets and liabilities	(8,664)	100,094
Gain on sale of assets	(12,503)	(6,774)
Other	8,762	6,146
Net cash provided by operating activities from continuing operations	438,877	452,133
Net cash used in operating activities from discontinued operations	(55)	(386)
Net cash provided by operating activities	438,822	451,747

INVESTING ACTIVITIES:
Capital expenditures	(492,701)	(286,251)
Proceeds from sale of assets	25,543	17,022
Acquisition of TerraVici Drilling Solutions	—	(4,000)
Net cash used in investing activities	(467,158)	(273,229)

FINANCING ACTIVITIES:
Dividends paid	(15,070)	(12,784)
Exercise of stock options	1,895	11,115
Tax withholdings related to net share settlements of restricted stock	(1,514)	—
Net proceeds from (payments for) short-term and long-term debt	—	(10,000)
Excess tax benefit from stock-based compensation	3,164	10,816
Net cash used in financing activities	(11,525)	(853)

Net increase (decrease) in cash and cash equivalents	(39,861)	177,665
Cash and cash equivalents, beginning of period	364,246	63,020
Cash and cash equivalents, end of period	$324,385	$240,685

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April 26, 2012

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
SEGMENT REPORTING	2011	2012	2011	2012	2011
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$617,779	$658,804	$495,459	$1,276,583	$972,277
Direct operating expenses	312,306	362,898	260,834	675,204	513,072
General and administrative expense	7,298	8,195	6,388	15,493	12,243
Depreciation	73,469	77,752	63,948	151,221	124,312
Segment operating income	$224,706	$209,959	$164,289	$434,665	$322,650

Revenue days	20,968	21,444	17,797	42,412	35,046
Average rig revenue per day	$26,861	$27,625	$25,640	$27,247	$25,301
Average rig expense per day	$12,292	$13,826	$12,457	$13,068	$12,198
Average rig margin per day	$14,569	$13,799	$13,183	$14,179	$13,103
Rig utilization	91%	91%	85%	91%	84%

OFFSHORE OPERATIONS
Revenues	$50,792	$43,421	$50,586	$94,213	$95,453
Direct operating expenses	33,201	28,473	33,936	61,674	64,863
General and administrative expense	1,732	1,955	1,553	3,687	2,963
Depreciation	3,655	3,175	3,621	6,830	7,151
Segment operating income	$12,204	$9,818	$11,476	$22,022	$20,476

Revenue days	697	627	618	1,324	1,205
Average rig revenue per day	$53,644	$49,514	$52,507	$51,688	$49,021
Average rig expense per day	$31,473	$28,953	$28,760	$30,280	$28,042
Average rig margin per day	$22,171	$20,561	$23,747	$21,408	$20,979
Rig utilization	84%	74%	76%	79%	74%

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April 26, 2012

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
SEGMENT REPORTING	2011	2012	2011	2012	2011
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$60,735	$64,088	$54,684	$124,823	$123,638
Direct operating expenses	45,164	56,637	44,793	101,801	91,328
General and administrative expense	778	795	940	1,573	1,808
Depreciation	6,854	7,630	6,508	14,484	13,692
Segment operating income (loss)	$7,939	$(974)	$2,443	$6,965	$16,810

Revenue days	1,729	1,761	1,421	3,490	3,344
Average rig revenue per day	$31,072	$31,401	$33,043	$31,238	$33,472
Average rig expense per day	$22,057	$26,517	$25,937	$24,307	$23,767
Average rig margin per day	$9,015	$4,884	$7,106	$6,931	$9,705
Rig utilization	78%	75%	64%	77%	71%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$54,562	$66,419	$39,143	$120,981	$85,562
Offshore Operations	$5,798	$4,267	$8,131	$10,065	$15,414
International Land Operations	$7,012	$8,791	$7,730	$15,803	$11,709

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April 26, 2012

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
	2011	2012	2011	2012	2011
Operating income
U.S. Land	$224,706	$209,959	$164,289	$434,665	$322,650
Offshore	12,204	9,818	11,476	22,022	20,476
International Land	7,939	(974)	2,443	6,965	16,810
Other	(1,788)	(1,833)	(1,815)	(3,621)	(2,966)
Segment operating income	$243,061	$216,970	$176,393	$460,031	$356,970
Corporate general and administrative	(16,355)	(16,860)	(15,525)	(33,215)	(27,281)
Other depreciation	(1,556)	(1,668)	(1,349)	(3,224)	(2,730)
Inter-segment elimination	706	763	641	1,469	1,258
Income from asset sales	4,683	7,820	4,105	12,503	6,774
Operating income	$230,539	$207,025	$164,265	$437,564	$334,991

Other income (expense):
Interest and dividend income	336	356	356	692	670
Interest expense	(2,461)	(2,421)	(5,513)	(4,882)	(9,964)
Other	21	(42)	232	(21)	398
Total other income (expense)	(2,104)	(2,107)	(4,925)	(4,211)	(8,896)

Income from continuing operations before income taxes	$228,435	$204,918	$159,340	$433,353	$326,095

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